EXHIBIT 3.2

                                     BYLAWS
                                       OF
                               DYNECO CORPORATION

                                    ARTICLE I
                                  SHAREHOLDERS

         Section 1.01 PLACE OF MEETINGS. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

         Section 1.02 REGULAR MEETINGS. Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation. At each regular meeting the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

         Section 1.03 SPECIAL MEETINGS. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly effect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by shareholders holding not less than twenty-five percent of all shares of the Corporation entitled to vote), who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting.

         Section 1.04 MEETINGS HELD UPON SHAREHOLDER DEMAND. For business to be properly brought before any special meeting by a shareholder, the shareholder must give timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal offices of the Corporation not less than ten (10) days nor more than fifty (50) days prior to the meeting; provided, however, that in the event less than ten (10) days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made. Such shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the special

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meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) as to the shareholder giving notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and
(c) any material interest of the shareholder in such business. No business shall be conducted at any special meeting of the Corporation except in accordance with the procedures set forth above in this subsection 1.04. The Chairman of the Meeting of the Shareholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures prescribed in this subsection 1.04 and, if he should so determine and declare to the meeting, any such business not properly brought before the meeting shall not be transacted.

         Section 1.05 ADJOURNMENTS. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting.

         Section 1.06 NOTICE OF MEETINGS. Unless otherwise required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting except as specified in Section
1.05 or as otherwise permitted by law. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

         Section 1.07 WAIVER OF NOTICE. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

         Section 1.08 VOTING RIGHTS.

         SUBDIVISION 1. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

         SUBDIVISION 2. The Board of Directors may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed,

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         only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

         Section 1.09 PROXIES. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The shareholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the shareholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

         Section 1.10 QUORUM. The holders of a majority of the voting power of the shares entitled to vote at shareholders meetings are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 1.11 ACTS OF SHAREHOLDERS.

         SUBDIVISION 1. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of the greater of
         (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders.

         SUBDIVISION 2. A shareholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a shareholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

         Section 1.12 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

         Section 1.13 ORGANIZATION. The Chairman of the Board, or in his or her absence, the Chief Executive Officer or any other executive officer, calls to order all meetings of the shareholders and acts as the chairperson of the meetings. The Secretary of the corporation acts as secretary of all meetings. In the Secretary's absence, the chairperson may appoint any other person to act as secretary.

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         Section 1.14 ORDER OF BUSINESS. The order of business at regular meetings and, as far as possible, at other meetings of the shareholders is (1) calling of the roll; (2) proof of due notice of meeting, or waiver of notice;
(3) reading and disposal of any unapproved minutes; (4) reports of all officers and committees; (5) election of directors; (6) unfinished business; (7) new business; and (8) adjournment.

                                   ARTICLE II
                                    DIRECTORS

         Section 2.01 NUMBER; QUALIFICATIONS. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the Corporation shall be managed by or under the direction of a Board of three or more directors as provided in the Articles of Incorporation. Directors shall be natural persons. The shareholders at each regular meeting shall determine the number of directors to constitute the Board, provided that thereafter the authorized number of directors may be increased by the shareholders or the Board and decreased by the shareholders. Directors need not be shareholders.

         Section 2.02 TERM. Each director shall serve for an indefinite term that expires at the next regular meeting of the shareholders. A director shall hold office until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director.

         Section 2.03 VACANCIES. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular meeting or at any special meeting duly called for that purpose.

         Section 2.04 PLACE OF MEETINGS. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board or by the Chief Executive Officer. A meeting may be held by conference among the directors using any means of communication through which the directors may simultaneously hear each other during the conference.

         Section 2.05 REGULAR MEETINGS. Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.

         Section 2.06 SPECIAL MEETINGS. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than two days' notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days' notice shall be given. The notice need not state the purpose of the meeting.

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         Section 2.07 WAIVER OF NOTICE; PREVIOUSLY SCHEDULED MEETINGS.

         SUBDIVISION 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

         SUBDIVISION 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

         Section 2.08 QUORUM. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

         Section 2.09 ACTS OF BOARD. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the Board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

         Section 2.10 PARTICIPATION BY ELECTRONIC COMMUNICATIONS. A director may participate in a Board meeting by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. A director so participating shall be deemed present in person at the meeting.

         Section 2.11 ABSENT DIRECTORS. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

         Section 2.12 ACTION WITHOUT A MEETING. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors. Any action, other than an action requiring shareholder approval, if the Articles of Incorporation so provide, may be taken by written action signed by the number of directors that would be

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required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

         Section 2.13 COMMITTEES. SUBDIVISION 1. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in Section 2.14.

         SUBDIVISION 2. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

         SUBDIVISION 3. Section 2.04 and Sections 2.06 to 2.12 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.

         SUBDIVISION 4. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

         Section 2.14 SPECIAL LITIGATION COMMITTEE. Pursuant to the procedure set forth in Section 2.13, the Board may establish a committee composed of one or more independent directors or other independent persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause, to the extent permitted by law, the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders to the extent permitted by law. The committee terminates when it issues a written report of its determinations to the Board.

         Section 2.15 COMPENSATION. The Board may fix the compensation, if any, of directors.

                                   ARTICLE III
                                    OFFICERS

         Section 3.01 NUMBER AND DESIGNATION. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the

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powers, rights, duties and responsibilities set forth in these By-Laws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

         Section 3.02 CHIEF EXECUTIVE OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders and Board; (c) shall see that all orders and resolutions of the Board are carried into effect;
(d) may maintain records of and certify proceedings of the Board and shareholders; and (e) shall perform such other duties as may from time to time be assigned by the Board.

         Section 3.03 CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all moneys, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board, whenever requested, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time.

         Section 3.04 PRESIDENT. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board.

         Section 3.05 VICE PRESIDENTS. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board, be made on the basis of the earliest date of appointment or election, or, in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

         Section 3.06 SECRETARY. The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the shareholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by law or by these By-Laws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board.

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         Section 3.07 TREASURER. Unless otherwise determined by the Board of
Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board.

         Section 3.08 AUTHORITY AND DUTIES. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

         Section 3.09 TERM.

         SUBDIVISION 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

         SUBDIVISION 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

         SUBDIVISION 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

         SUBDIVISION 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

         Section 3.10 SALARIES. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

                                   ARTICLE IV
                                 INDEMNIFICATION

         Section 4.01 INDEMNIFICATION. The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law or the Articles of Incorporation.

         Section 4.02 INDEMNIFICATION OF OFFICERS, AGENTS, AND EMPLOYEES WHO ARE NOT DIRECTORS. Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify and advance expenses to any officer, employee, or agent of the Corporation made a party to a

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proceeding because he is or was an officer, employee, or agent of the
Corporation, against liability for expenses and liabilities incurred in the proceeding, in such manner, under such circumstances, and to the fullest extent, as required or permitted by the Minnesota Business Corporation Act, as amended from time to time, or as required or permitted by other provisions of law.

         Section 4.03 ADVANCE EXPENSES FOR DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES. If a determination is made, following the procedures of the Minnesota Business Corporation Act that the director, officer, agent or employee has met the requirements set forth therein; and if an authorization of payment is made, then, unless otherwise provided in the Articles of Incorporation, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding.

         Section 4.04 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person on or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                    ARTICLE V
                                     SHARES

         Section 5.01 CERTIFICATED AND UNCERTIFICATED SHARES.

         SUBDIVISION 1. The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

         SUBDIVISION 2. Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

         SUBDIVISION 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

         SUBDIVISION 4. A resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board may provide that some or all of any

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         or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

         Section 5.02 DECLARATION OF DIVIDENDS AND OTHER DISTRIBUTIONS. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

         Section 5.03 TRANSFER OF SHARES. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

         Section 5.04 RECORD DATE. The Board of Directors may fix a time, not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

         Section 5.05 LOST CERTIFICATES; REPLACEMENT. A new share certificate may be issued in place of one that is alleged to have been lost, stolen, or destroyed upon such requirements deemed necessary by the Board.

         Section 5.06 FRACTIONAL SHARES. The Corporation may issue fractions of a share originally or on transfer. If the Board of Directors decides not to issue fractions of a share in connection with an original issuance of shares the Board must arrange for the disposition of fractional interests by persons entitled to them, paying in money the fair value of fractions of a share as of the time when persons entitled to receive the fractions are determined, or issue scrip or warrants in registered or bearer form that entitle the holder to receive a certificate for a full share on the surrender of scrip or warrants aggregating a full share.

         Section 5.07 REGISTRATION OF THE TRANSFER OF SHARES. Registration of the transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation. In order to register a transfer, the record owner shall surrender the shares to the Corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the Corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the Corporation as the owner, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         Section 5.08 RESTRICTIONS ON TRANSFER OF SHARES PERMITTED. The Board of Directors may impose restrictions on the transfer or registration of transfer of shares including any security convertible into, or carrying a right to subscribe for or acquire shares. A restriction does not affect

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shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction.

         A restriction on the transfer or registration of transfer of shares may be authorized:

         (1) to maintain the Corporation's status when it is dependent on the number or identity of its shareholders;

         (2)      to preserve exemptions under federal or state securities law;

         (3)      for any other reasonable purpose.

         A restriction on the transfer or registration of transfer of shares may:

         (1) obligate the shareholder first to offer the Corporation or other persons (separately, consecutively, or simultaneously) an opportunity to acquire the restricted shares;

         (2) obligate the Corporation or other persons (separately, consecutively, or simultaneously) to acquire the restricted shares;

         (3) require the Corporation, the holders of any class of its shares, or another person to approve the transfer of the restricted shares, if the requirement is not manifestly unreasonable;

         (4) prohibit the transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.

         A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if this section authorizes the restriction and its existence is noted conspicuously on the front or back of the certificate. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.01 EXECUTION OF INSTRUMENTS.

         SUBDIVISION 1. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

         SUBDIVISION 2. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may

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         execute the document in more than one capacity if the document indicates each such capacity.

         Section 6.02 ADVANCES. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

         Section 6.03 CORPORATE SEAL. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

                          "Corporate Seal Minnesota".

         Section 6.04 FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 6.05 AMENDMENTS. The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a By-Law that increases the number of directors.

         Section 6.06 REGISTERED OFFICE. The registered office of the Corporation is that established from time to time by duly adopted resolution of the Board of Directors.

         Section 6.07 REGISTERED AGENT. The registered agent of the Corporation may be designated from time to time by duly adopted resolution of the Board of Directors.

         Section 6.08 OFFICES. The Corporation may have and maintain any other offices, including its principal business office or its principal executive office, either within or without the state of Minnesota.

         Section 6.09. EMERGENCY BY-LAWS. Unless the Articles of Incorporation provide otherwise, the following provisions of this Section 6.09, shall be effective during an emergency, which is defined as when a quorum of the Corporation's directors cannot be readily assembled because of some catastrophic event.

         During such emergency:

         (a) NOTICE OF BOARD MEETINGS. Any one member of the board of directors or any one of the following officers: Chief Executive Officer, President, Executive Vice-President, any vice-president, Secretary, Chief Financial Officer or treasurer may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors, whom it is practicable to reach, and may be given in any practical

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                  manner, including by publication and radio. Such notice shall be given at least six hours prior to commencement of the meeting.

         (b) TEMPORARY DIRECTORS AND QUORUM. One or more officers of the Corporation present at the emergency board meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order or rank, and within the same rank, in order of seniority. In the event that less than a quorum of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

         (c) ACTIONS PERMITTED TO BE TAKEN. The Board as constituted in paragraph (b) and after notice as set forth in paragraph (a) may:

                  (1) OFFICERS' POWERS. Prescribe emergency powers to any officer of the Corporation;

                  (2) DELEGATION OF ANY POWER. Delegate to any officer or director, any of the powers of the Board of Directors;

                  (3) LINES OF SUCCESSION. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

                  (4) RELOCATE PRINCIPAL PLACE OF BUSINESS. Relocate the principal place of business, or designate successive or simultaneous principal places of business;

                  (5) ALL OTHER ACTION. Take any other action convenient, helpful, or necessary to carry on the business of the Corporation.

         Section 6.10 ARTICLES OF INCORPORATION CONTROLLING. In all respects, the Corporation's Articles of Incorporation are controlling and have precedence over the provisions of the bylaws.

         The above bylaws were adopted by the Shareholders on October 25, 2001, effective that date.

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